Exhibit 99.2

             IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                        IN AND FOR NEW CASTLE COUNTY

THE ROUSE COMPANY, GENERAL                         )
GROWTH PROPERTIES, INC. and RED                    )
ACQUISITION LLC,                                   )
                                                   )
                      Plaintiffs,                  )
                                                   )
        v.                                         )    C.A. No.
                                                   )            ---------
DAVID G. ELKINS, PLATT W. DAVIS, III,              )
KENNETH E. STUDDARD, individually                  )
and as contractual representatives under the       )
Contingent Stock Agreement, dated as of            )
January 1, 1996; and BEN T. CASTLE,                )
BRUCE M. STARGATT, SHELDON                         )
WEINSTEIN and RICHARD ZAPPA, all                   )
individually and as representatives of the class   )
of Holders under the Contingent Stock Agreement,   )
                                                   )
           Defendants.                             )


                      COMPLAINT FOR DECLARATORY RELIEF
                      --------------------------------

          1. Plaintiffs The Rouse Company ("Rouse"), General Growth Properties, Inc. ("GGP"), and Red Acquisition LLC ("Red Acquisition") (collectively the "Plaintiffs"), by and through their undersigned attorneys, allege for their Complaint against Defendants David G. Elkins, Platt W. Davis, III and Kenneth E. Studdard (collectively, the "Representatives"), and Ben T. Castle, Bruce M. Stargatt, Sheldon Weinstein and Richard Zappa, all of them individually and as representatives of the class of "Holders," the former owners of The Hughes Corporation, a Delaware corporation ("Hughes"), who are parties to a certain Contingent Stock Agreement, dated as of January 1, 1996 (the "CSA"), as follows:

                           NATURE OF THIS ACTION
                           ---------------------

          2. Plaintiffs bring this action in order to resolve a dispute regarding the scope and application of ss. 7.04 of the CSA, as applied to their agreement to merge Red Acquisition with and into Rouse (the "Merger"). A true and correct copy of the CSA is attached hereto as Exhibit 1 and is incorporated herein by reference. A true and correct copy of the Agreement and Plan of Merger, dated as of August 19, 2004, among Plaintiffs (the "Merger Agreement"), is attached hereto as Exhibit 2 and is incorporated herein by reference. By this action, Plaintiffs seek a declaration that the Merger is not a Prohibited Transaction, as that term is defined in ss. 7.04 of the CSA.

                                THE PARTIES
                                -----------

          3. Plaintiff Rouse, incorporated in Maryland, is a premier real estate development and management company. Rouse, through its numerious affiliates, operates more than 150 properties encompassing retail, office, research and development and industrial space in 22 states. Rouse is also the developer of the master-planned communities of Columbia and Fairwood in Maryland and Summerlin, along the western edge of Las Vegas, among others.

          4. Plaintiff GGP, a Delaware corporation, is an owner, developer and manager of retail properties. GGP and its predecessor companies have been in business since 1954, with GGP becoming a real estate investment trust in 1993. GGP owns or manages more than 170 shopping centers in 41 states. On August 20, 2004, GGP announced it would, through the Merger, acquire Rouse for approximately $7.2 billion in cash and the assumption of $5.4 billion in debt, for a total value of $12.6 billion, subject to adjustment of the equity purchase price for certain pre-closing dividends as provided in the Merger Agreement.

          5. Plaintiff Red Acquisition is a Maryland limited liability company that was created as an acquisition vehicle by GGP to effectuate the Merger.

          6. The defendant Representatives (Messrs. Davis, Elkins and Studdard) are natural persons and are the contractually appointed Representatives, pursuant to the CSA, of the Holders, who became shareholders of Rouse upon Rouse's acquisition of Hughes in 1996. At least 20 of the current Holders are Delaware residents, and are members of the Class (as defined below).

          7. Defendants Ben T. Castle, Bruce M. Stargatt, Sheldon Weinstein and Richard Zappa are natural persons and Holders and, upon information and belief, residents of the State of Delaware.

          8. Plaintiffs bring this action against Defendants on their own behalf and as a defendant class pursuant to Chancery Court Rule 23 (the "Class").

          9. The Class is so numerous that joinder of all members is impracticable. There are approximately 387 member of the Class, who reside in different states.

          10. There are questions of law and fact that are common to the Class and that predominate over questions affecting any individual Class members. The common questions include, without limitation, whether the Merger between Rouse, GGP and Red Acquisition is a Prohibited Transaction within the meaning of ss. 7.04 of the CSA.

          11. Defendants' defenses are typical of the defenses of the other members of the Class. Defendants have the same interests as other members of the Class. Accordingly, Defendants are adequate representatives of the Class and will fairly and adequately protect the interests of the Class.

          12. The prosecution of separate actions against or by individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class. This could establish incompatible standards of conduct for Plaintiffs, or adjudications with respect to individual members of the Class that would, as a practical matter, be dispositive of the interests of the other members not parties to the adjudications. This could substantially impair or impede Plaintiffs' ability to protect their interests.

          13.  Plaintiffs'   interest  in  effecting  the  Merger  and  the
propriety of the actions they are taking are on grounds generally applicable to the Class, and therefore declaratory relief against the Class as a whole is appropriate.

          14. Among other reasons, this court has jurisdiction over the parties because, pursuant to ss. 7.13 of the CSA, the parties agreed that Rouse could not "commence any litigation relating [to the CSA] except in a Delaware court."

          15. This court has subject matter jurisdiction over this action pursuant to 8 Del. C., ss. 111.

          16. Declaratory relief is appropriate  pursuant to 10 Del. C. ss.
6501  et  seq.   because  an  actual   controversy   exists  regarding  the
interpretation of ss. 7.04 of the CSA.

                           BACKGROUND AND HISTORY
                           ----------------------

A.   THE 1996 MERGER
     ---------------

          17. In 1966, following his well documented careers in the motion picture and aviation businesses, Howard Hughes moved to Las Vegas and invested in real estate. Prior to his death, Mr. Hughes was the owner of Hughes. When Mr. Hughes died in 1976, his estate included (among other considerable holdings) nearly 49,000 acres of real estate. By the mid-1990s, the administrators of Mr. Hughes's estate had disposed of various properties, leaving Hughes with approximately 24,000 acres of land, located primarily in Nevada and California (the "Property"). By this point, Mr. Hughes' interests in Hughes had been devised to the Hughes Heirs, who, together with their successors and transferees, are now the Holders.

          18. In 1996, Rouse acquired Hughes (the "Rouse/Hughes Merger"). The Rouse/Hughes Merger was accomplished pursuant to a merger agreement (the "Rouse/Hughes Merger Agreement") which provided for the merger of Hughes with and into a subsidiary of Rouse incorporated in Delaware. The
Rouse/Hughes Merger was valued at $520 million. Pursuant to the Rouse/Hughes Merger, Hughes was merged into a subsidiary of Rouse, and the Holders received approximately $226.4 million in cash and stock. Rouse also assumed $293.7 million in Hughes debt.

          19. Land valuation issues played a prominent role in the negotiations leading to the Rouse/Hughes Merger. Indeed, the parties were unable to negotiate an outright sale of the Property because they could not agree on how to value it.

          20. Thus, the parties agreed to an "earn-out" arrangement in which Rouse and the Holders would share in the proceeds generated by land sales as they were made over time, and in which any unsold land would be appraised at specified valuation dates. The parties' agreement on these points is embodied in the CSA.

B.   THE CONTINGENT STOCK AGREEMENT
     ------------------------------

          21. As noted in paragraph 4 of the preliminary statements to the CSA, the parties to the CSA consider the CSA and the Rouse/Hughes Merger Agreement to be inter-related and non-severable, and the parties to the Rouse/Hughes Merger Agreement would not have consummated the Rouse/Hughes Merger had the CSA not been executed and delivered and vice versa.

          22. The CSA establishes a profit-sharing arrangement between Rouse and the Holders. Under ss. 2.08 of the CSA, the Holders receive semi-annual distributions of shares of Rouse common stock (the "Contingent Shares") for the periods ending June 30 and December 31 each year through 2009. The number of Contigent Shares is based on cash flows generated by certain sales or transfers of the Property that Hughes conveyed to Rouse and on the Current Share Value of Rouse stock (as defined in the CSA). The Holders also receive Contingent Shares equal to a certain share of the appraised value of land that has not been sold to third parties by certain Valuation Dates specified in the CSA. In other words, the Holders have a right under the CSA to a series of payments; after the dollar value of such payment is calculated, the number of shares needed to equal that dollar value is determined and the payment is made to the Holders through delivery of the appropriate number of shares.

          23. Pursuant to ss. 2.01 of the CSA, the Contingent Shares received by the Holders must be "(i) freely tradable shares . . . which are registered with the SEC under the Securities Act of 1933, (ii) listed on the New York Stock Exchange, the American Stock Exchange or NASDAQ and
(iii) duly authorized, legally and validly issued, fully paid and nonassessable and free of preemptive rights."

          24. The CSA also describes the type of merger or consolidation with another company into which Rouse may enter. Section 7.04 of the CSA expressly permits Rouse to merge with another company so long as the successor "expressly assume[s] and agree[s] to perform this Agreement in the same manner and to the same extent that [Rouse] would be required to perform it if no such succession had taken place." Section 7.04(b) of the CSA forbids only those transactions that are defined as Prohibited Transactions, which are defined as:

          (A) any reorganization of the Company or any consolidation or merger of the Company with or into another entity, (B) any recapitalization, reclassification or change in the capital structure of the Company, (C) any partial or complete liquidation, dissolution or winding up of the affairs of the Company or (D) any other transaction or event if, in any such case and for any reason, (i) the Company or any successor to the Company shall be incapable of, or restricted or prohibited from, delivering (on a timely basis) freely tradable and readily marketable securities comparable to the Contingent Shares or the Contingent Preferred Rouse Shares (as applicable) hereunder or (ii) such transaction or event could reasonably be expected to have a prejudicial effect on the Holders with respect to their non-taxable receipt of securities pursuant to the Merger Agreement or this Agreement.

          25. Under ss. 7.04(c) of the CSA, Rouse is free to undertake any transactions that are not Prohibited Transactions.

          26. Thus, so long as after a merger, Rouse's successor is not "incapable of, or restricted or prohibited from" delivering freely tradable and readily marketable securities comparable to the shares of Rouse stock, and provided that the merger could not "reasonably be expected to have a prejudicial effect on the Holders with respect to their non-taxable receipt of securities," Rouse is expressly authorized to enter into the merger without the consent of the Holders or the Representatives.

          27. Pursuant to ss. 7.12 of the CSA, the CSA is "governed and construed in accordance with the laws of the State of Delaware."

C.   THE MERGER
     ----------

          28. On August 20, 2004, Rouse announced the Merger.

          29. Upon the appoval of the Rouse stockholders, and the closing of the Merger, GGP will acquire all of the outstanding shares of Rouse for $67.50 per share, approximately $7.2 billion in cash, and will assume $5.4 billion in debt, for a total value of $12.6 billion, subject to adjustment of the equity purchase price for certain pre-closing dividends as provided in the Merger Agreement.

          30. The merger consideration represents a premium of 32.2%, or approximately $1.8 billion, to holders of Rouse common stock, based on the closing price of Rouse common stock immediately prior to the announcement of the Merger and a premium of 42.4% over the average trading price of Rouse common stock for the 90 days before the announcement of the Merger.

          31. Pursuant to ss. 7.04 of the CSA, GGP has expressly agreed in Merger Agreement ss. 6.12(a) to assume Rouse's obligations to the Holders under the CSA:

          As of the Effective Time, [GGP] hereby expressly assumes and agrees to perform the CSA, as successor to the Company, in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. [GGP] hereby agrees to take all actions necessary after the Effective Time to comply with the CSA, including taking all actions necessary to ensure that following the Effective Time the Merger will not have a prejudicial effect on the Holders (as defined in the CSA) with respect to their non-taxable receipt of securities pursuant to the CSA.

          32. Thus, GGP has committed that, following the Merger, the Holders will receive freely tradable and readily marketable securities comparable to the Contingent Shares under the formula established by the CSA and that the Holders will not experience a prejudicial effect with respect to the non-taxable receipt of securities.

          33. GGP is publicly traded on the New York Stock Exchange, just as Rouse is. GGP will register the shares of GGP common stock issuable to the Holders in the future pursuant to a shelf registration statement (as Rouse currently does with respect to Rouse common stock issuable to the Holders), so Plaintiffs will be able to trade and market the shares they receive from GGP just as they have been able to trade and market shares of Rouse Common Stock.

          34. By letter dated August 23, 2004 (the "Notice of Proposed Transaction") Rouse provided notice of the Merger to the Holders through the Representatives. In the Notice of Proposed Transaction, Rouse also informed the Representatives and the Holders that Rouse had come to the conclusion that the Merger was not a Prohibited Transaction.

          35. In a September 27, 2004 letter to Rouse, the Representatives requested that GGP provide a separate assumption agreement in advance of the closing of the Merger.

          36. On October 19th, GGP and Rouse entered into a separate assumption agreement for the express benefit of the Representatives and the Holders (the "Assumption Agreement"), whereby GGP reiterates its binding commitment as follows: "GGP, as successor to Rouse, hereby expressly assumes, agrees to be bound by and agrees to perform the CSA in the same manner and to the same extent that Rouse would be bound by and required to perform the CSA had the [] Merger not taken place." (Assumption Agreement at paragraph 1.) A true and correct copy of the Assumption Agreement is included hereto as Exhibit 3 and is incorporated herein by reference.

          37. The Assumption Agreement reiterates that "GGP agrees that following the Effective Time [of the merger] (a) there will be not be a prejudicial effect on the Holders with respect to their non-taxable receipt of securities pursuant to the CSA as a result of the [ ] Merger." In addition, the Assumption Agreement provides that "GGP further agrees to indemnify and hold harmless the Holders against losses to the extent arising out of any breach by GGP of the covenant in clause (a) . . . of the preceding sentence." (Assumption Agreement at paragraph 2.)

          38. Based on applicable tax law, the structure of the Merger, the terms of the Merger Agreement and the terms of the Assumption Agreement, Rouse and GGP have concluded that the Merger could not reasonably be expected to have a prejudicial effect on the Holders with respect to their non-taxable receipt of securities under the CSA.

          39. The Assumption Agreement also states that "GGP agrees that following the Effective Time [of the merger] . . . (b) securities delivered pursuant to the CSA will be delivered on a timely basis in compliance with the requirements of Section 2.01 of the CSA and will be freely tradable and readily marketable securities comparable to the Contingent Shares." In addition, the Assumption Agreement provides that "GGP further agrees to indemnify and hold harmless the Holders against losses to the extent arising  out of any breach by GGP of the  covenant in clause . . . . (b) of the preceding sentence." (Assumption Agreement at paragraph 2.)

          40. For the foregoing reasons, Rouse and GGP have concluded in good faith that the Merger is not a Prohibited Transaction.

          41. On October 15, 2004, almost two months after the Merger was announced, the Representatives informed Rouse and GGP that the Representatives had come to the conclusion that the Merger was a Prohibited Transaction.

          42. On that same day, the Representatives made clear that if Rouse and GGP did not take certain steps by close of business Wednesday, October 20, 2004 (steps that Rouse and GGP view as inconsistent with the clear terms of the CSA), the Representatives would evaluate all rights and remedies available to them, including the remedy of specific performance.

          43. By this action, the Plaintiffs seek a declaration that the Merger is not a Prohibited Transaction, as this term is defined in ss. 7.04 of the CSA.

                             PRAYER FOR RELIEF
                             -----------------

     WHEREFORE, Plaintiffs respectfully request that this Court:

          a) declare that the Merger is not a Prohibited Transaction, as that term is defined in ss. 7.04 of the CSA;

          b) award Plaintiffs their costs and disbursements in this action, including reasonable attorneys' and experts' fees pursuant to ss. 7.14 of the CSA; and

          c) grant Plaintiffs such other and further relief as this Court may deem just and proper.

                                     MORRIS, NICHOLS, ARSHT & TUNNELL


                                        /s/ Martin P. Tully
                                     ----------------------------------
                                     Martin P. Tully (#465)
                                     William M. Lafferty (#2755)
                                     Susan D. Wood (#4476)
                                     1201 N. Market Street
                                     P.O. Box 1347
                                     Wilmington, DE  19899-1347
                                     (302) 658-9200
                                       Attorneys for Plaintiffs The Rouse
                                       Company, General Growth Properties,
                                       Inc. and Red Acquisition LLC

OF COUNSEL:

Philip L. Graham, Jr.
SULLIVAN & CROMWELL LLP
125 Broad Street
New York, NY 10004-2498
(212) 558-4000

Attorneys for Plaintiffs
GENERAL GROWTH PROPERTIES, INC.
and RED ACQUISITION LLC

Adam H. Offenhartz
Daniel W. Nelson
GIBSON, DUNN & CRUTCHER LLP
200 Park Avenue
New York, New York  10166
(212) 351-4000

Attorneys for Plaintiff
THE ROUSE COMPANY


October 19, 2004